UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017
_______________________________________
Mastercard Incorporated (Exact name of registrant as specified in its charter)
_______________________________________
Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)
2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)
(914) 249-2000 (Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

7.01 Regulation FD Disclosure
On September 7, 2017, Mastercard Incorporated (“Mastercard”) updated its financial outlook for the full-year 2017 and its longer-term performance objectives for 2016-2018 as follows:

Full-year 2017 Financial Outlook
		Prior Objectives	Updated Objectives
•	Net Revenue, on a currency-neutral basis, excluding the impact of acquisitions	Low-double digits	High end of low-double digits
•	Operating Expenses, on a currency-neutral basis, excluding the impact of acquisitions and special items	High-single digit	High-single digit
•	Full-year tax rate	About 28%	About 28%

2016 - 2018 Longer-term Performance Objectives
		Prior Objectives	Updated Objectives
•	Net revenue compound annual growth rate (“CAGR”), on a currency-neutral basis, excluding the impact of acquisitions	Low double-digits	High end of low double-digits
•	Annual operating margin percentage	Minimum 50%	Minimum 50%
•	Earnings per share CAGR, on a currency-neutral basis, excluding the impact of special items, acquisitions, and significant tax items	Mid-teens	Approximately 20%
At a meeting Mastercard is hosting for members of the investment community, beginning at 8:30 am today, Mastercard will provide additional context with respect to the above information. Reconciliations of the above information to its most directly comparable GAAP equivalents are attached hereto as Exhibit 99.1.  The information set forth above and in the attached reconciliations are furnished but not filed.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Mastercard Incorporated Non-GAAP Reconciliations, dated September 7, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	September 7, 2017	By:	/s/ Janet McGinness
Janet McGinness
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Mastercard Incorporated Non-GAAP Reconciliations, dated September 7, 2017.

4